PITCAIRN FUNDS CODE OF ETHICS

Introduction and Statement of Purpose.
-------------------------------------

Paragraph (b) of Rule 17j-l under the Investment Company Act of 1940, as amended ("1940 Act") makes it unlawful for any affiliated person of the Pitcairn Funds ("Trust"), any investment adviser to the Trust, and the Trust's principal underwriter, in connection with the purchase or sale by such person of a security held or to be acquired by the Trust:

     >>   To employ any device, scheme, or artifice to defraud the Trust;
     >> To make any untrue statement of a material fact to the Trust or omit to state a material fact to the Trust necessary in order to make the statements made, in light of the circumstances under which they are made, nor misleading;
     >> To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit on the Trust; or
     >>   To engage in any manipulative practice with respect to the Trust.

Rule 17j-1 also requires all registered investment companies, their investment advisers and their principal underwriters to adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons associated with such entities from engaging in conduct prohibited under paragraph (b) of Rule 17j-1 and to use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of the code of ethics adopted by it. This Code of Ethics ("Code") is designed to put into place those procedures believed to be reasonably necessary to prevent such prohibited conduct by the Trust's Access Persons (defined below).

The principal device upon which this Code relies to achieve its purpose is periodic reporting by the Trust's Access Persons of securities transactions in which such Access Persons have a Beneficial Ownership Interest (defined below). As permitted by Rule 17j-1, the Code contemplates that Access Persons of the Trust who are affiliated persons of either (i) an investment advisory organization engaged by the Trust to provide investment advice; or (ii) the Trust's principal underwriter, will satisfy their reporting obligations under the Trust's Code by complying with codes of ethics adopted by such investment adviser or principal underwriter, provided in each case that the Board of Trustees, including a majority of the Independent Trustees (defined below) has determined that such code of ethics contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1 under the 1940 Act.

In addition to the specific provisions of this Code, the Trust's Trustees, officers and employees should also be mindful of general fiduciary principles with respect to personal trading, including (1) the duty at all times to place the interests of shareholders first; (2) the requirements that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions. In that connection, Investment Personnel (defined below) may not receive any gift or services of more than de minimis value (currently $100) from any person or entity that does business with or on behalf of the Trust, without the consent of the President of the Trust or of an Independent Trustee. In addition, Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies absent prior authorization by the Code Compliance Officer (defined below).

The Trust's Board of Trustees will, no less frequently than annually, review the individual codes of ethics adopted by such investment advisory organizations and principal underwriter and review and consider written reports from the Trust and each investment advisory organization and principal underwriter setting forth any issues that may have arisen under each such code of ethics during the relevant period, including information about material violations and sanctions imposed in response to material violations. Such reports shall also certify that the respective entities have adopted procedures reasonably necessary to prevent Access Persons from violating their codes. Day-to-day administration of the Code is the responsibility of the Code Compliance Officer.

1.   Definitions.
     -----------

     1.   "Trust" means the Pitcairn Funds.

     2. "Access Person" means any manager, director, officers, general partner, trustee, or Advisory Person of the Trust or of any investment adviser to the Trust (including, inter alia, any employee of the Trust's principal underwriter or any investment adviser to the Trust who serves as an officer of the Trust).

     3. "Advisory Person" means any employee of the Trust, of any of the Trust's investment advisers, or of any Company in a Control
          Relationship with any such entity, who, in connection with their regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales. This category of persons includes, inter alios, all Investment Personnel, employees who place and process orders for the purchase or sale of a Covered Security by the Trust, and research analysts who investigate potential investments for the Trust. It excludes marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel. Any natural person who is in a Control Relationship to the Trust or to any of the Trust's investment advisers who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Covered Security is also an Advisory Person of the Trust.

     4. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     5. "Beneficial ownership" shall be interpreted in the same manner as it would be under paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder, and generally includes ownership by members of a person's immediate family sharing the same household. The term "immediate family" is defined in paragraph (e) of Rule 16a-1 as "any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships."

     6. "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, or any organized group of persons whether incorporated or not.

     7. "Code Compliance Officer" shall mean the Trust's Vice President who is designated, by the Trust's President, as the Trust's Code Compliance Officer (or, in the absence of such designation, the Trust's President). Such officers may designate other individuals to assist in the administration of the Code.

     8. "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per cent of the voting securities of any Company shall be presumed not to control such Company.

     9. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act (which provision defines the term "security for purposes of the 1940 Act), but shall exclude direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality, short-term debt instruments (including repurchase agreements), and shares of registered open-end investment companies.

     10. "Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust, or of the Trust's investment adviser or principal underwriter within the meaning of Section 2(a)(19) of the 1940 Act.

     11. "Investment Personnel" means (i) any employee of the Trust, any of the Trust's investment advisers or any Company in a Control Relationship with any such entity, who, in connection with their regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who (a) controls the Trust, or any of the Trust's investment advisers and (b) obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities by the Trust.

     12. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     13. "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     14. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     15. A security is "held or to be acquired" by the Trust if within the most recent 15 days, it (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust. A purchase or sale includes the writing of an option to purchase or sell.

2.   Prohibited Purchases and Sales.
     ------------------------------

     1.   It shall be a violation of this Code for any Access Person:

          1.   To employ any device, scheme, or artifice to defraud the Trust;
          2. To make any untrue statement of a material fact to the Trust or omit to state a material fact to the Trust necessary in order to make the statements made, in light of the circumstances under which they are made, nor misleading;
          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or
          4.   To engage in any manipulative practice with respect to the Trust.

     2. Investment Personnel are prohibited from (i) directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering, and (ii) purchasing or selling any Covered Securities, unless such transaction is approved in writing in advance by the Code Compliance Officer or, in cases where such person is affiliated with one of the Trust's investment advisers or principal underwriter, approved in accordance with the code of ethics adopted by the relevant investment adviser or principal underwriter. Copies of all such written approvals shall be maintained by the Code Compliance Officer or a designee, and shall be effective for no longer than three trading days following the date of approval. The Code Compliance Officer shall implement appropriate procedures, such as comparison of preclearance authorizations and quarterly transaction reports, to monitor the personal investment activities of Access Persons after preclearance has been granted. Under normal circumstances, prior approval will not be granted to effect transactions within the seven calendar days immediately before or after any day on which the Covered Security was purchased or sold, or being considered for purchase or sale, on behalf of the Fund (the "Blackout Period"). Notwithstanding the preceding sentence, a person will normally be permitted to effect transactions (i) during the Blackout Period (A) if the Covered Security is an equity security which has had an average daily trading volume of over 150,000 shares during the last 50 trading days, as reported by Bloomberg or other similar reporting service, and (B) the total amount of the person's trade does not exceed 10% of the preceding day's trading volume in the Covered Security, and (ii)
          pursuant to a tender offer by the issuer, automatic dividend reinvestment plan, or rights or warrants issued pro rata to holders of a class of an issuer's Covered Securities, and similar transactions. Investment personnel who have been authorized to acquire securities in a Limited Offering are required to disclose that investment when they play a part in any subsequent consideration of an investment on behalf of the Trust in the same issuer, and in such circumstances the decision to purchase securities of the issuer should be subject to an independent review by investment personnel with no personal interest in the matter.

     3. Access Persons are prohibited from revealing to any other person, except in the normal course of their duties on behalf of the Trust, any information regarding securities transactions by, or being considered for purchase or sale by, the Trust.

     4. Access Persons are prohibited from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law. Such activities are generally referred to as "insider trading." While the law concerning insider trading is not static, it is generally understood that the law prohibits trading by an insider, while in possession of material nonpublic information, or trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or communicating material nonpublic information to others.

3.   Reporting.
     ---------

     1. INITIAL HOLDINGS REPORT. Every Access Person shall, within 10 days of the earlier of (a) becoming an Access Person or (b) the effective date of this Code, promptly direct every broker, dealer or bank maintaining an account with securities which they directly or indirectly beneficially own, to provide duplicate confirmations of all transactions in Covered Securities and account statements, and provide the Code Compliance Officer with an Initial Holdings Report listing
          (i) the title, number of shares and principal amount of all Covered Securities directly or indirectly beneficially owned by the Access Person as of the date when he/she became an Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date he/she became an Access Person; and (iii) the date that the report is submitted by the Access Person. Any Initial Holdings Report may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     2. QUARTERLY TRANSACTIONS REPORT. No later than 10 days following the end of each calendar quarter, each Access Person shall submit a Quarterly Transactions Report containing:

          1. The date and nature of each Covered Security transaction effected during the preceding quarter (purchase, sale or any other type of acquisition or disposition) in which the Access Person had any direct or indirect beneficial interest;
          2. The title, number of shares and principal amount of each Covered Security and the price at which the transaction was effected; and
          3. The name of the broker, dealer or bank with or through which the transaction was effected; and
          4. The name of any broker, dealer or bank with whom the Access Person established an account in which any Securities were held during the preceding quarter for the direct or indirect benefit of the Access Person, and the date on which such account was established. Within 10 days of having established any such account, the Access Person shall promptly direct the broker, dealer or bank maintaining the account to provide duplicate confirmations of all transactions in Covered Securities effected in such account, and account statements.

          Any Quarterly Transactions Report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

          The Quarterly Transactions Report reporting requirements shall not apply to:

          1. Purchases or sales which are non-volitional on the part of either the Access Person or the Trust, including mergers, recapitalizations and similar transactions.
          2. Purchases which are part of an automatic dividend reinvestment plan.
          3. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     3. ANNUAL HOLDINGS REPORT. No later than 30 days following the end of each calendar year, each Access Person shall submit an Annual Holdings Report containing (i) the title, number of shares and principal amount of all Covered Securities directly or indirectly beneficially owned by the Access Person as of the end of the calendar year; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the end of the calendar year; and (iii) the date that the report is submitted by the Access Person. Any Annual Holdings Report may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     4.   EXCEPTIONS. The reporting requirements of this Reporting section:

          1. Shall not apply to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control;

          2. Shall not apply to an Independent Trustee who would be required to make a report solely by reason of being a trustee of the Trust, provided that if such trustee, at the time of a transaction in a Covered Security, knew, or in the ordinary course of fulfilling his or her official duties as a trustee of the Trust should have known, that during the 15 day period immediately preceding the date of the transaction by the trustee such security was purchased or sold by the Trust or was being considered for purchase or sale by its investment adviser, the Trustee must file a Quarterly Transactions Report with respect to the quarter in which such transaction occurred;

          3. Shall not apply to an Access Person to a principal underwriter to the Trust if such principal underwriter is not an affiliated person of the Trust or of any investment adviser of the Trust and such principal underwriter has no officer, director or general partner who serves as an officer or trustee of the Trust or as an officer, director or general partner of any investment adviser of the Trust;

          4. Shall be deemed to have been satisfied, with respect to Quarterly Transactions Reports by an Access Person to an investment adviser to the Trust if such information is substantially the same as the information required to be recorded pursuant to Rule 204-2(a)(12) or (a)(13) under the Investment Advisers Act of 1940; and

          5. Shall be deemed to have been satisfied, with respect to Quarterly Transactions Reports by an Access Person if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, investment adviser or principal underwriter with respect to the Access Person no later than 10 days following the end of each calendar quarter, if all of the information required in the Quarterly Transactions Report is contained in the broker trade confirmations or account statements, or in the records of the Trust, investment adviser or principal underwriter.

     4.   Administration
          --------------

          1. SANCTIONS. Upon discovering a violation of this Code, the Compliance Officer, in consultation with the President of the Trust, may impose such sanctions as he or she deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator. In the case of matters involving Access Persons who are affiliated with the Trust's principal underwriter or any investment adviser of the Trust, the Trustees may take into account the actions taken by any such entity in response to such matter.

     2. CERTIFICATION. Each Access Person other than those referred to in subsection 4 (Exceptions) of section 3 (Reporting) of this Code shall:
          (i) receive a copy of this Code at the time of his/her appointment, employment or other engagement, (ii) certify in writing that he/she has read and understood the Code; and (iii) retain a copy at all times. In addition, each Access Person shall certify annually that he/she has complied with the Code's requirements during the previous year, or shall note in detail all instances of noncompliance that they reasonably believe are not known to the Code Compliance Officer. Any questions regarding this Code should be referred to the Code Compliance Officer.

     3. CONFIDENTIALITY OF RECORDS. All information obtained from any Access Person hereunder shall be kept in confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

     4. AMENDMENTS. This Code may be amended from time to time upon the approval of the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons, and any material changes to this Code must be approved no later than six (6) months after the adoption of such changes.

     5. REPORT FORMS. Reports required under section 3 (Reporting) of this Code may be submitted on those forms set forth in the Appendix to this Code.

                               APPENDIX-1 SECURITIES ACCOUNT IDENTIFICATION FORM
                               -------------------------------------------------
---------------------------
(Name of Access Person)

This report is being submitted pursuant to the Code of Ethics adopted by the Pitcairn Funds ("Trust"). The undersigned certifies that the following is an accurate and complete listing of all securities accounts in which I have a Beneficial Interest and that I will inform the Trust, in writing, of any additional such account that may be established not later than 10 after the calendar quarter in which such additional account is established:

--------------------------------------------------------------------------------
Date Established    Name of the Account/Account No.   Name of Broker/Dealer/Bank
----------------    -------------------------------   --------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Name of Reporting Person (Print):  _________________________________

     Signature of Reporting Person:     _________________________________

     Date of Submission                 _________________________________

NOTE: REPORT MUST BE FILED WITHIN TEN DAYS OF THE END OF THE CALENDAR QUARTER TO WHICH THE REPORT RELATES.

                                               APPENDIX-2: QUARTERLY REPORT FORM
                                               ---------------------------------

QUARTERLY SECURITIES TRANSACTION REPORT FOR THE QUARTER ENDED: _________________

FROM: _______________________________ [Name of Access Person]

1. This report is being submitted pursuant to the Code of Ethics ("Code") adopted by the Pitcairn Funds ("Trust"). The undersigned certifies that the transactions described below were purchased or sold in reliance upon public information lawfully obtained and were not based upon information obtained as a result of any affiliation with the Trust.

2.   PLEASE CHECK ONE:
[ ] The undersigned had no reportable securities transactions during the above-referenced quarterly period. OR
                                        ==
[ ] Please see attached confirmation/statement relating to reportable securities transactions during the above referenced period, which statement includes all of the information required in the table below. OR
                                                                  ==
[ ] The undersigned had the following reportable securities transactions during the above referenced period:

-----------------------------------------------------------------------------------------------------
  DATE      TRANSACTION      SECURITY         AMOUNT       PRICE/SHARE    BROKER/BANK      TOTAL
  ----      -----------      --------         ------       -----------    -----------    COMMISSION
                          ----------------------------                                   ----------
                            (interest       (PRINCIPAL
                          rate/maturity       AMOUNT,
                             date, if           IF
                           applicable)     APPLICABLE)
-----------------------------------------------------------------------------------------------------
EXAMPLE       (Sold)       (IBM Common)    (100 Shares)     ($48 1/2)       (Paine         ($148)
-------                                                                     Webber)
(1/3/00)
-----------------------------------------------------------------------------------------------------
(1/25/00)     (Buy)        (NYC Housing      ($5000)                                        (NA)
                              Bond)
                          --------------
                              (7.25%
                            12/31/08)
-----------------------------------------------------------------------------------------------------

3. [ ] The undersigned certifies that an accurate listing of all securities accounts in which I have a Beneficial Interest is on file with the Firm. OR
                ==
     [ ] During the above-referenced quarterly period, the undersigned established following account(s):

--------------------------------------------------------------------------------
Date Established       Name of the Account/Account No.       Name/Address of
----------------       -------------------------------       ---------------
                                                             Broker/Bank/Adviser
                                                             -------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that the information I am providing in this report is accurate and includes all transactions pursuant to which, and account in which, I acquired direct or indirect beneficial ownership of a security, other than transactions in U.S.

Government securities, transactions in mutual fund shares or transactions in accounts over which I have no direct or indirect influence or control in accordance with a determination to that effect under the Code. This report shall not be construed as an admission that I have or have had any direct or indirect beneficial ownership in the securities listed.

     Signature of Reporting Person:     _________________________________

     Date of Submission                 _________________________________

NOTE: REPORT MUST BE FILED WITHIN TEN DAYS OF THE END OF THE CALENDAR QUARTER TO WHICH THE REPORT RELATES.

                                 APPENDIX-3: INITIAL/ANNUAL HOLDINGS REPORT FORM
                                 -----------------------------------------------
[Name of Access Person]
 ---------------------

This report is being submitted pursuant to the Code of Ethics ("Code") adopted by the Pitcairn Funds ("Trust"). The undersigned certifies that the following is an accurate and complete listing of all Covered Securities in which I have a Beneficial Interest, as of:

[ ]  the date on which I became an "Access Person" under the Policy. OR
                                                                     ==

[ ]  December 31, 20__.

--------------------------------------------------------------------------------
BROKER NAME        ACCOUNT NO.        SECURITY        NO. OF SHARES       AMOUNT
  ADDRESS                                                                 ------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Name of Reporting Person (Print):  _________________________________

     Signature of Reporting Person:     _________________________________

     Date of Submission                 _________________________________

NOTE: REPORT MUST BE FILED WITHIN TEN DAYS OF THE END OF THE CALENDAR QUARTER TO WHICH THE REPORT RELATES.

__ I hereby certify that I have fully complied with the Code's requirements during the previous year, OR
__ I have described in detail in an attachment all instances of noncompliance that I reasonably believe are not known by the Code Compliance Officer.